SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Wally Jones

U.S. Bank National Association

333 Commerce Street, Suite 801

Nashville, TN 37201

(615) 251-0733

(Name, address and telephone number of agent for service)

Dollar Tree, Inc.

(Issuer with respect to the Securities)

Virginia	26-2018846
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Volvo Parkway Chesapeake, Virginia	23320
(Address of Principal Executive Offices)	(Zip Code)

5.250% Senior Notes due 2020

5.750% Senior Notes due 2023

(Title of the Indenture Securities)

Table of Additional Registrants

The following domestic subsidiaries of Dollar Tree, Inc. are guarantors of the new notes and are co-registrants:

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Dollar Tree Air, Inc.	VA	481000	54-1996968
Dollar Tree Distribution, Inc.	VA	493100	54-1737649
Dollar Tree Management, Inc.	VA	541990	54-1737652
Dollar Tree Properties, Inc.	VA	531390	54-1830832
Dollar Tree Sourcing Company, LLC	VA	424990	27-2778753
Dollar Tree Stores, Inc.	VA	452900	54-1387365
Dollar Tree Ollie’s, LLC	VA	452900	None
DT Realty, LLC	VA	531120	27-2779366
DT Retail Properties, LLC	VA	531120	27-2779595
DTD Tennessee, Inc.	DE	531120	54-2029102
Greenbrier International, Inc.	DE	424990	20-0561309
Family Dollar, Inc.	NC	541600	56-2056614
Family Dollar Holdings, Inc.	NC	551112	56-2056613
Family Dollar Operations, Inc.	NC	541611	56-1747881
Family Dollar Services, Inc.	NC	493100	56-1744955
Family Dollar Stores, Inc.	DE	452900	56-0942963
Family Dollar Stores of Alabama, LLC	VA	452900	56-1234186
Family Dollar Stores of Arizona, Inc.	VA	452900	56-1355530
Family Dollar Stores of Arkansas, LLC	VA	452900	56-1343356
Family Dollar Stores of Colorado, Inc.	VA	452900	56-1587711
Family Dollar Stores of Connecticut, Inc.	VA	452900	56-1587368
Family Dollar Stores of D.C., Inc.	VA	452900	56-1441925
Family Dollar Stores of Delaware, LLC	VA	452900	56-1416308
Family Dollar Stores of Florida, LLC	VA	452900	62-1147034
Family Dollar Stores of Georgia, LLC	VA	452900	56-1120343
Family Dollar Stores of Iowa, Inc.	VA	452900	56-1587713
Family Dollar Stores of Louisiana, Inc.	VA	452900	56-1373359
Family Dollar Stores of Maryland, Inc.	VA	452900	56-1346665
Family Dollar Stores of Massachusetts, Inc.	VA	452900	56-0992166
Family Dollar Stores of Michigan, Inc.	VA	452900	56-0991920
Family Dollar Stores of Mississippi, Inc.	VA	452900	56-1377743
Family Dollar Stores of Missouri, LLC	VA	452900	56-0991923
Family Dollar Stores of Nevada, Inc.	VA	452900	56-1355536
Family Dollar Stores of New Jersey, LLC	VA	452900	56-1400170
Family Dollar Stores of New Mexico, Inc.	VA	452900	56-1633088
Family Dollar Stores of New York, Inc.	VA	452900	56-0992165
Family Dollar Stores of North Carolina, Inc.	VA	452900	56-0903183
Family Dollar Stores of North Dakota, Inc.	VA	452900	56-1435307
Family Dollar Stores of Ohio, Inc.	VA	452900	56-0991921
Family Dollar Stores of Oklahoma, LLC	VA	452900	56-0992157
Family Dollar Stores of Pennsylvania, LLC	VA	452900	56-0992563

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Family Dollar Stores of Rhode Island, Inc.	VA	452900	56-1763455
Family Dollar Stores of South Carolina, LLC	VA	452900	57-0521348
Family Dollar Stores of South Dakota, Inc.	VA	452900	56-1587710
Family Dollar Stores of Tennessee, Inc.	VA	452900	56-1375593
Family Dollar Stores of West Virginia, Inc.	VA	452900	56-0992562
Family Dollar Stores of Wisconsin, Inc.	VA	452900	56-1356720
Family Dollar Stores of Wyoming, Inc.	VA	452900	56-1355538
Family Dollar Stores of Vermont, Inc.	VA	452900	56-1633089
Family Dollar Stores of Virginia, Inc.	NC	452900	54-1080403
Family Dollar Trucking, Inc.	NC	484200	56-1747883
Family Dollar Distribution, LLC	VA	493100	75-3057973
Family Dollar GC, LLC	NC	452900	56-2056614
Family Dollar Merchandising, L.P.	DE	452900	22-3848504
Family Dollar Stores of Indiana, LP	NC	452900	56-2061886
Family Dollar Stores of Kentucky, LP	NC	452900	56-2057706
Family Dollar Stores of Texas, LLC	VA	452900	56-2061876
Family Dollar Utah DC, LLC	VA	493100	56-2061876
FD Beach Blvd., LLC	VA	531390	None
Midwood Brands LLC	NC	452900	56-2056614
Family Dollar IP Co.	NC	551112	47-4382368
FD Spinco II, Inc.	DE	551112	None
FD Retail Properties, LLC	VA	531120	81-1464876
Matthews Real Estate Holdings LLC	NC	531120	81-1081385
Monroe Road Holdings LP	NC	531120	81-1113355

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              Report of Condition of the Trustee as of December 31, 2015 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR,  Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville, State of Tennessee on the 5th  of May, 2016.

By:	/s/ Wally Jones
Wally Jones
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,

December 4, 2015, I have hereunto

subscribed my name and caused my seal of

office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1.    The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2.    “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,

December 4, 2015, I have hereunto

subscribed my name and caused my seal

of office to be affixed to these presents at

the U.S. Department of the Treasury, in

the City of Washington, District of

Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 5, 2016

By:	/s/ Wally Jones
Wally Jones
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2015

($000’s)

12/31/2015
Assets
Cash and Balances Due From	$11,116,460
Depository Institutions
Securities	105,221,515
Federal Funds	66,242
Loans & Lease Financing Receivables	259,137,459
Fixed Assets	4,356,531
Intangible Assets	13,140,000
Other Assets	24,420,027
Total Assets	$417,458,234

Liabilities
Deposits	$310,443,288
Fed Funds	1,617,316
Treasury Demand Notes	0
Trading Liabilities	989,983
Other Borrowed Money	46,198,790
Acceptances	0
Subordinated Notes and Debentures	3,150,000
Other Liabilities	12,012,892
Total Liabilities	$374,412,269

Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	27,904,230
Minority Interest in Subsidiaries	857,135
Total Equity Capital	$43,045,965

Total Liabilities and Equity Capital	$417,458,234